                                                                   EXHIBIT 10.22




                              BUSINESS@WEB, INC.



                        SERIES C CONVERTIBLE PREFERRED
                           STOCK PURCHASE AGREEMENT





                             AS OF MARCH 29, 1996

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - THE SHARES                                           1

     Section 1.01 - Issuance, Sale and Delivery of the Shares    1
     Section 1.02 - Closing                                      1
     Section 1.03 - Payment of Purchase Price                    1

ARTICLE II - REPRESENTATIONS AND WARRANTIES
              OF THE COMPANY                                     2

     Section 2.01 - Organization, Qualification and
                           Corporate Power                       2
     Section 2.02 - Authorization of Agreements, etc.            2
     Section 2.03 - Validity                                     3
     Section 2.04 - Authorized Capital Stock                     3
     Section 2.05 - Financial Statements; Corporate Minutes      4
     Section 2.06 - Certain Events                               4
     Section 2.07 - Litigation, Compliance with Law              5
     Section 2.08 - Proprietary Information of Third Parties     5
     Section 2.09 - Title to Properties                          6
     Section 2.10 - Leasehold Interests                          6
     Section 2.11 - Taxes                                        6
     Section 2.12 - Intellectual Property                        6
     Section 2.13 - Material Contracts                           7
     Section 2.14 - Compliance with Governing Documents
                     and Material Contracts                      8
     Section 2.15 - Loans and Advances                           9
     Section 2.16 - Assumptions and Guaranties of
                     Indebtedness of Other Persons               9
     Section 2.17 - Significant Customers and Suppliers          9
     Section 2.18 - Employees                                    9
     Section 2.19 - Transactions with Affiliates                 9
     Section 2.20 - Governmental Approvals                       10
     Section 2.21 - Disclosure                                   10
     Section 2.22 - Offering of the Shares                       10


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
               THE PURCHASERS                                    11

ARTICLE IV - CONDITIONS TO THE OBLIGATIONS
              OF THE PURCHASERS                                  12

     Section 4.01 - Opinion of Company's Counsel                 12
     Section 4.02 - Representations and Warranties to be
                     True and Correct                            12
     Section 4.03 - Performance                                  12
     Section 4.04 - Conduct of Business                          12
     Section 4.05 - Certificate of Designations                  12

     Section 4.06 - Confidentiality Agreements                   13
     Section 4.07 - Registration Rights Agreement                13
     Section 4.08 - Preemptive Rights                            13
     Section 4.09 - All Proceedings to be Satisfactory           13

ARTICLE V - COVENANTS OF THE COMPANY                             13

     Section 5.01 - Financial Statements, Reports, etc.          13
     Section 5.02 - Reserve for Conversion of Shares             13
     Section 5.03 - Corporate Existence                          14
     Section 5.04 - Properties, Business, Insurance              14
     Section 5.05 - Visitation, Consultation and Advice          14
     Section 5.06 - Notice of Extraordinary Corporate Actions    15
     Section 5.07 - Transactions with Affiliates                 15
     Section 5.08 - Key Man Insurance                            15

ARTICLE VI - MISCELLANEOUS                                       16

     Section 6.01 - Expenses                                     16
     Section 6.02 - Brokerage                                    16
     Section 6.03 - Parties in Interest                          16
     Section 6.04 - Notices                                      16
     Section 6.05 - Governing Law                                17
     Section 6.06 - Entire Agreement                             17
     Section 6.07 - Counterparts                                 17
     Section 6.08 - Amendments and Waivers                       17
     Section 6.09 - Severability                                 17
     Section 6.10 - Titles and Subtitles                         17
     Section 6.11 - Certain Defined Terms                        17
     Section 6.12 - No Waiver; Cumulative Remedies               17
     Section 6.13 - Confidentiality                              18
     Section 6.14 - Further Assurances                           18

     SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of March 29, 1996, among Business@Web, Inc., a Delaware corporation (the "Company") and the purchasers listed on Schedule I hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of one million two hundred thousand (1,200,000) shares (the "Shares") of the authorized but unissued Series C Convertible Preferred Stock, $1.00 par value, of the Company (the "Series C Stock"); and

     WHEREAS, the Purchasers wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                  THE SHARES

     Section 1.01  Issuance, Sale and Delivery of the Shares.  Subject to the
                   -----------------------------------------
terms and conditions hereinafter set forth, the Company hereby agrees to issue and sell the Shares to the Purchasers, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company the number of Shares set forth under the heading "Shares Purchased" opposite such Purchaser's name on
Schedule I hereto, at the purchase price of $5.00 per share.

     Section 1.02  Closing.  The closing of the transactions contemplated hereby
                   -------
shall take place at the offices of Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts 02110, at 10:00 a.m., Boston time, on April 15, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by it.

     Section 1.03  Payment of Purchase Price.  As payment in full for the Shares
                   -------------------------
being purchased by it at the Closing, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall deliver to the Company the amount set forth under the heading "Purchase Price" opposite such Purchaser's name on Schedule I hereto (the "Purchase Price"). Payment of the Purchase Price shall be made by check or checks payable to the order of the Company, by transfer to the account of the Company by wire transfer, by surrender for cancellation of promissory notes or other obligations of the Company, or by any combination thereof.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Purchasers that, except as set forth in the Disclosure Schedule attached hereto as Schedule II:
                                                           -----------

     Section 2.01  Organization, Qualification and Corporate Power.
                   -----------------------------------------------

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions in which the nature of the business transacted by the Company or the character of the properties owned or leased by the Company requires that the Company qualify to do business as a foreign corporation, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement (as such term is hereinafter defined), and to issue, sell and deliver the Shares and to issue and deliver the shares of Common Stock, $.001 par value, of the Company ("Common Stock") issuable upon conversion of the Shares (the "Conversion Shares").


              (b) The Company has no subsidiaries. The Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

     Section 2.02  Authorization of Agreements, etc.
                   --------------------------------

              (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Restated Certificate of Incorporation of the Company (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

              (b) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series C Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The Conversion Shares have been duly reserved for issuance upon conversion of the Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been effectively waived.

     Section 2.03  Validity.  This Agreement has been duly executed and
                   --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles. The Registration Rights Agreement when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company and of the other parties thereto, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     Section 2.04  Authorized Capital Stock.  The authorized capital stock of
                   ------------------------
the Company will, immediately prior to the Closing, consist of (i) 3,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), of which 1,332,127 shares have been designated Series B Convertible Preferred Stock, 1,220,000 shares have been designated Series C Convertible Preferred Stock, and 447,873 shares remain undesignated and (ii) 30,000,000 shares of Common Stock. Immediately prior to the Closing, 16,204,545 shares of Common Stock and 1,332,127 shares of Series B Convertible Preferred Stock will be validly issued and outstanding, and no other shares of Common Stock or Preferred Stock will be outstanding. All shares of the series of Preferred Stock designated Series A Convertible Preferred Stock which had been issued prior to the date hereof have been surrendered for conversion into Common Stock and retired, and the series of Preferred Stock designated Series A Convertible Preferred Stock has been cancelled and eliminated from the shares which the Company is authorized to issue. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire from the Company any equity securities of the Company, and the number of shares of Common Stock or Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III.
                                                                 ------------
The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter or, with respect to the Series C Stock, the Amendment to the Restated Certificate of Incorporation, a copy of which is attached as Exhibit A (the "Certificate of Designations"). Except as
                     ---------
set forth in the attached Schedule III, (i) no person owns of record or is known
                          ------------
to the Company to own beneficially any share of Common Stock or Preferred Stock,
(ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company any equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule III, the
                                                            ------------

Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     Section 2.05  Financial Statements; Corporate Minutes.  The Company has
                   ---------------------------------------
furnished to the Purchasers the unaudited balance sheet of the Company as of December 31, 1995 and the related statement of operations, shareholders' equity and cash flows for the fiscal year then ended (the "Financial Statements"). The Financial Statements are (a) complete and correct in all material respects, (b) in accordance with the Company's books and records, (c) present fairly the Company's financial position for the period and as of the date indicated and (d) have been prepared in conformity with generally accepted accounting principles consistently applied, subject to (i) adjustments which will not, in the aggregate, be material and (ii) the absence of footnotes. The Company has furnished to the Purchaser copies of the minutes of meetings and written consents in lieu of meetings of the Company's shareholders and Board of Directors from the date of the Company's incorporation through the date of this Agreement (the "Corporate Minutes"). The Corporate Minutes accurately reflect all actions taken by the Company's shareholders and Board of Directors.

     Section 2.06  Certain Events.  Except as set forth in this Agreement and
                   --------------
the Schedules hereto, and the documents referred to therein, the Company has not, since the date of the Financial Statements, (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company,
(xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     Section 2.07  Litigation, Compliance with Law.  There is no (i) action,
                   -------------------------------
suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (in-cluding without limitation any inquiry as to the qualification of the Company to hold or receive any governmental license or permit), and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. To the best of the Company's knowledge, the Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary governmental permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     Section 2.08  Proprietary Information of Third Parties.  To the best of the
                   ----------------------------------------
Company's knowledge, no third party has claimed or has reason to claim that any person employed by the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by the Company has utilized or proposes to utilize any trade secret or any information or documentation proprietary to any third party, and to the best of the Company's knowledge, no person employed by the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such utilization or violation.

     Section 2.09  Title to Properties.  The Company has good and marketable
                   -------------------
title to its properties and assets reflected in the Financial Statements and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries.

     Section 2.10  Leasehold Interests.  Each lease or agreement to which the
                   -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     Section 2.11  Taxes.  The Company has filed all tax returns, federal,
                   -----
state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local-taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     Section 2.12  Intellectual Property.  The Company possesses adequate
                   ---------------------
licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") which are necessary or desirable to the conduct of the Company's business as conducted and as proposed to be conducted or the lack of which would materially adversely affect the Company or its business. No claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and to the best of the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     Section 2.13  Material Contracts.  Except for the agreements identified in
                   ------------------
the Schedule of Material Contracts attached hereto as Schedule IV (the "Material
                                                      -----------
Contracts"), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, including any written or oral:

              (a) contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

              (b) contract which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the Company's standard form contracts;

              (c)  contract with any labor union;

              (d) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

              (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of the Company's normal operating requirements;

              (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

              (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

              (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

              (i)  guaranty of any obligation for borrowed money or otherwise;

              (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

              (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;.

              (1) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

              (m) assignment, license or other agreement with respect to any form of intangible property;

              (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement (as such term is hereinafter defined);

              (o) agreement under which it has limited or restricted its right to compete with any person in any respect; or

              (p) other contract or group of related contracts with the same party involving more than $1,000,000 or continuing over a period of more than two (2) years from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less.

     Section 2.14  Compliance with Governing Documents and Material Contracts.
                   ----------------------------------------------------------
The Company and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date under each of the Material Contracts and have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Contract. The Company has no present expectation or intention of not fully performing all its obligations under each Material Contract, and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Contract. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws.

     Section 2.15  Loans and Advances.  The Company does not have any
                   ------------------
outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     Section 2.16  Assumptions and Guaranties of Indebtedness of Other Persons.
                   -----------------------------------------------------------
The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     Section 2.17  Significant Customers and Suppliers.  No customer or supplier
                   -----------------------------------
which is significant to the Company has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     Section 2.18  Employees.  Each of the officers of the Company and each
                   ---------
other person now employed by the Company who has access to confidential information of the Company has executed an Employee Agreement substantially in the form of Exhibit B (collectively, the "Confidentiality Agreements"), and such
            ---------
agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. To the best of the Company's knowledge, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee-Retirement Income Security Act of 1974, as amended.

     Section 2.19  Transactions with Affiliates.  No director, officer, employee
                   ----------------------------
or stockholder of the Company, or, to the Company's knowledge, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or, to the Company's knowledge, any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest thereof, (i) is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, transfer of any asset (including any Intellectual Property) from or to, or otherwise requiring payments to any such person or firm or (ii) to the Company's knowledge, is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest in any entity engaged directly or indirectly in competition with the Company.

     Section 2.20  Governmental Approvals.  Subject to the accuracy of the
                   ----------------------
representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the issuance, sale and delivery of the Shares, other than (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (ii) the filing of notice subsequent to the Closing that may be required pursuant to federal and state securities laws in connection with the sale of the Shares.

     Section 2.21  Disclosure.  Neither the Company's representations and
                   ----------
warranties in this Agreement and in the Schedules and Exhibits to this Agreement nor any statement made by the Company in the Confidential Private Placement Memorandum dated February 1996 (a copy of which the Company has been provided to each of the Purchasers) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact relating particularly to the Company or its proposed operations which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

     Section 2.22  Offering of the Shares.  Neither the Company nor any person
                   ----------------------
authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Shares under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act or of any applicable state securities (Blue Sky) laws or regulations.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers, severally and not jointly, represents and warrants to the Company that:

          (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

          (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

          (d) the Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and if such Purchaser is a resident of Pennsylvania, it intends to hold the Shares being purchased by it (or the Conversion Shares issuable upon conversion of such Shares) for a period of twelve following the Closing Date;

          (e) it understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

          (f) it has no present need for liquidity in connection with its purchase of the Shares;

          (g) the purchase of the Shares is consistent with the general investment objectives of such Purchaser, and that it understands that the purchase of the Shares involves a high degree of risk in view of the fact that, among other things, the Company is a start-up enterprise, and there may never be an established market for the Company's capital stock; and

          (h) the individual executing this Agreement on its behalf has been duly authorized to execute and deliver this Agreement; the signature of such individual is binding upon the Purchaser; such Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation of organization and has all requisite power and authority to execute and deliver this Agreement; and the execution and delivery of this Agreement and the purchase of the Shares hereunder will not result in the violation of, constitute a breach of default under, or conflict with, any term or provision of the charter, bylaws, or other governing document of the Purchaser or, to its knowledge, material breach of default under any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.

                                  ARTICLE IV

                         CONDITIONS TO THE OBLIGATIONS
                               OF THE PURCHASERS


     The obligation of the Purchaser to purchase and pay for the Shares to be purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     Section 4.01  Opinion of Company's Counsel.  The Purchaser shall have
                   ----------------------------
received from Peabody & Arnold, counsel for the Company, an opinion dated the Closing Date, substantially in the form attached to this Agreement as Exhibit C.
                                                                      ---------

     Section 4.02  Representations and Warranties to be True and Correct.  The
                   ------------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing on behalf of the Company.

     Section 4.03  Performance.  The Company shall have performed and complied
                   -----------
in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect on behalf of the Company.


     Section 4.04  Conduct of Business.  From the date of this Agreement through
                   -------------------
the Closing Date, the Company shall have conducted its business in the ordinary course, shall have complied in all material respects with all applicable laws, rules regulations and orders, noncompliance with which could materially adversely affect the Company's business or financial condition, and shall not have made any material change in the nature of its business.

     Section 4.05  Certicate of Designations.  The Certificate of Designations
                   -------------------------
shall have been duly filed with the Office of the Secretary of State of Delaware and shall read in its entirety as set forth in Exhibit A.
                                               ---------

     Section 4.06  Confidentiality Ageements.  All officers of the Company and
                   -------------------------
all employees of the Company who have access to confidential information of the Company shall have signed Confidentiality Agreements and all such Confidentiality Agreements shall be in full force and effect.

    Section 4.07  Registration Rights Agreement.  The Company shall have
                  -----------------------------
executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").
          ---------

     Section 4.08  Preemptive Rights.  All stockholders, if any, of the Company
                   -----------------
having any preemptive, first refusal or other rights with respect to the issuance of the Shares or the Conversion Shares shall have irrevocably waived the same in writing.

     Section 4.09  All Proceedings to be Satisfactory.  All corporate and other
                   ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.


                                   ARTICLE V


                           COVENANTS OF THE COMPANY


     The Company covenants and agrees with the Purchasers as follows:


     Section 5.01  Financial Statements, Reports, etc.  The Company shall
                   ----------------------------------
furnish to the Purchaser, so long as the Purchaser owns at least 50,000 Shares or Conversion Shares:

          (a) within one hundred twenty (120) after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company; and

          (b) within sixty (60) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and accompanied by a statement of the Chief Financial Officer or other senior executive officer of the Company to the effect that such financial statements have been prepared in accordance with generally accepted accounting principals, subject to normal year-end adjustments and the omission of notes, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter.

The obligations of the Company to furnish financial information to the Purchaser pursuant to this Section 5.01 shall terminate at such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934.

     Section 5.02  Reserve for Conversion of Shares.  The Company shall at all
                   --------------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     Section 5.03  Corporate Existence.  So long as any Preferred Shares are
                   -------------------
outstanding, the Company shall maintain and cause each of its subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

     Section 5.04  Properties, Business, Insurance.  So long as any Preferred
                   -------------------------------
Shares are outstanding, the Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is approved by its Board of Directors.

     Section 5.05  Visitation, Consultation and Advice.  So long as a Purchaser
                   -----------------------------------
holds at least 50,000 Shares or Conversion Shares, the Company shall permit and cause each of its subsidiaries to permit such Purchaser and such persons as it may designate, at such Purchaser's expense, upon reasonable notice, reasonable access during normal business hours to visit the Company and its subsidiaries, discuss the affairs of the Company and its subsidiaries with their officers, and consult with and advise the management of the Company and its subsidiaries; provided, however, the (i) the Company may require such Purchaser and any person conducting such a visit or discussion to execute an agreement not to use or disclose any information discovered during such visit or discussion and (ii) the Company may withhold from such Purchaser and its designees any documents or information relating to the following matters (hereinafter referred to as "Confidential Matters"): (a) the Company's relationships or contemplated relationships with any business competitor of such Purchaser or (b) the Company's business relationships or contemplated business relationships (as opposed to shareholder relationships) with such Purchaser or any affiliate of such Purchaser.

     Section 5.06  Notice of Extraordinary Corporate Actions.  So long as a
                   -----------------------------------------
Purchaser holds at least 50,000 Shares or Conversion Shares, the Company shall, at least 20 days prior to the earlier of effecting or entering into any binding agreement to effect (i) any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest) of all or substantially all the assets of the Company, (ii) any liquidation, dissolution or winding up of the affairs of the Company, (iii) any consolidation or merger of the Company with or into another corporation (other than a transaction in which the holders of the Company's equity securities outstanding immediately prior to the effectiveness of such transaction hold, in the aggregate, at least 51% of the equity securities of the surviving entity immediately following the effectiveness of such transaction), or (iv) any recapitalization of the Company (in each case, an "Extraordinary Corporate Action"), give such Purchaser written notice of the proposed Extraordinary Corporate Action.

     Section 5.07  Transactions with Affiliates.   Neither the Company nor any
                   ----------------------------
of its subsidiaries or entities under its control shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or other ownership interest in the Company, or with any of member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest thereof, except for transactions on terms no less favorable to the Company or its subsidiary or such controlled entity than it would obtain in a transaction between unrelated parties.

     Section 5.08  Key Man Insurance.  The Company shall use its best efforts to
                   -----------------
obtain, promptly after the Closing, and to maintain in force a key man insurance policy in the amount of at least $2,000,000 on the life of Klaus Besier, the Company's Chairman and Chief Executive Officer.

                                  ARTICLE VI

                                 MISCELLANEOUS


     Section 6.01  Expenses.  Each party hereto will pay its own expenses in
                   --------
connection with the transactions contemplated hereby whether or not the Closing occurs.

     Section 6.02  Brokerage.  Each party hereto will indemnify and hold
                   ---------
harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 6.03  Parties in Interest.  All representations, covenants and
                   -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that the rights of the Purchasers under Section 5.01, 5.05 and 5.06 may not be assigned without the prior written consent of the Company.

     Section 6.04  Notices.  All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

     (a)  if to the Company, at

          Business@Web, Inc.
          One Arsenal Marketplace
          Watertown, Massachusetts  02172
          Attn:  Chief Financial Officer

          with a copy to

          William E. Kelly, Esq.
          Peabody & Arnold
          50 Rowes Wharf
          Boston, Massachusetts 02110

     (b) if to any of the Purchasers, at the address set forth below such Purchaser's name on Schedule I hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     Section 6.05  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware.

     Section 6.06  Entire Agreement.  This Agreement, including the Schedules
                   ----------------
and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     Section 6.07  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6.08  Amendments and Waivers.  This Agreement may be amended or
                   ----------------------
modified, and provisions hereof may be waived, only with the written consent of the Company and of Purchasers holding at least a majority of the Shares.

     Section 6.09  Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 6.10  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     Section 6.11  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

     Section 6.12  No Waiver; Cumulative Remedies.  No failure or delay on the
                   ------------------------------
part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall nay single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 6.13  Confidentiality.  Each of the Purchasers agrees that it will
                   ---------------
maintain with the same degree of care it uses with respect to its own confidential information all confidential, proprietary or secret information which such Purchaser may obtain from the

Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known through no fault of such Purchaser, to the public; provided, however, that such Purchaser may disclosure
                          --------  -------
such information (i) on a confidential basis to its attorneys, accountants, consultants any other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any affiliate of such Purchaser on a "need to know basis", (iii) with respect to financial information, in summary fashion as part of general financial reports by such Purchaser to its partners and affiliates, and (iv) as required by applicable law. If such Purchaser is required in any legal or administrative or other governmental proceeding to disclose any of such information, such Purchaser shall give the Company timely notice of the pending requirement and use its best efforts to provide the Company an opportunity to obtain protective provisions against further disclosure.

     Section 6.14  Further Assurances.  From and after the date of this
                   ------------------
Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                   BUSINESS@WEB, INC.


                                   By:/s/ James Nondorf
                                      ----------------------------
                                        President

[Corporate Seal]

Attest:

/s/ William E. Kelly
- ---------------------
Secretary

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.


                      MARITIME CAPITAL PARTNERS, L.P.
                      By Maritime Capital Management, L.P., its General Partners



Date:    4-4 96       By:   Maryanne Miller
       ----------        -------------------------------------------------------

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.


                                       ALEX BROWN LEASING SERVICES COMPANY



Date:    March 18, 1996                By:  /s/ Beverly L. White
       -----------------                  --------------------------------------
                                            Beverly L. White
                                            Treasurer

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.


                                       DAVID A. DUFFIELD TRUST DATED 7/14/88



Date:    3-14-96                       By:    /s/ David A. Duffield
       ---------------                    --------------------------------------
                                              David A. Duffield
                                              Trustee

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:                                        By:  /s/ Margaret L. Taylor
      ----------------                          --------------------------------
                                                  Margaret L. Taylor

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:    3/14/96                             By:  /s/ John F. McKenna
       ---------------                          --------------------------------
                                                  John McKenna

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:    3/14/96                             By:  /s/ Juergen Sattler
       ---------------                          --------------------------------
                                                  Juergen Sattler

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:    3/14/96                             By:  /s/ Randa Pehl
       ---------------                          --------------------------------
                                                  Randa Pehl

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:    3/15/96                             By:  /s/ Ulrich Schell
       ---------------                          --------------------------------
                                                  Ulrich Schell



P.S.:  Should there be any questions please call +49-6202-64243!

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:    4/5/96                              By:  /s/ Stephen Levy
       ---------------                          --------------------------------
                                                  Stephen Levy

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:                                        By:  /s/ Les Hayman
      ----------------                          --------------------------------
                                                  Les Hayman

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



                                       ONELUX, INC.


Date:                                  By:  /s/ Paul Appleby
      ----------------                    --------------------------------------
                                            Paul Appleby

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.



Date:                                  By:  /s/ Anthony Harris
      --------------                      --------------------------------------
                                            Anthony Harris

                           PURCHASERS SIGNATURE PAGE


     The undersigned hereby executes the Series C Preferred Stock Purchase Agreement of Business@Web, Inc. and authorizes the attachment of this Signature Page to such Purchase Agreement, understanding and intending thereby that he shall become party, as a Purchaser, to such Purchase Agreement.


                                    INFORMIX CORPORATION



Date:    April 5, 1996             By:  /s/ David H. Stanley
       ----------------               --------------------------------------
                                        David H. Stanley
                                        Vice President-Legal and General Counsel

                                  SCHEDULE I


Purchaser                          Shares Purchased          Purchase Price
- ---------                          ----------------          --------------
Maritime Capital Partners, L.P.              200,000                  $1,000,000
15302 25th Drive S.E.
Mill Creek, WA 98012


Alex. Brown Leasing                          100,000                    $500,000
       Services Company
135 E. Baltimore Street
Baltimore, MD 21202


David A. Duffield Trust                      200,000                  $1,000,000
       dated 7/14/88
c/o PeopleSoft, Inc.
4440 Rosewood Drive
Pleasanton, CA 94588


Margaret L. Taylor                            40,000                    $200,000
c/o PeopleSoft, Inc.
4440 Rosewood Drive
Pleasanton, CA 94588


John McKenna                                  20,000                    $100,000
525 North Old Middletown Road
Media, PA  19063


Juergen Sattler                               40,000                    $200,000
306 Joseph's Way
Media, PA 19063


Randa Pehl                                    20,000                    $100,000
920 Drovers Lane
Chester Springs, PA 19425


Ulrich Schell                                 20,000                  $100,000
Bruchhauser Strasse 39
68723 Schwetzingen
Germany


Stephen R. Levy                               50,000                  $250,000
300 Boylston Street #1204
Boston, MA 02116


Les Hayman                                    20,000                  $100,000
SAP Australia
Level 1 Northside Garden
168 Walker Street
North Sydney, N.S.W. 2060
Australia


Onelux, Inc.                                  50,000                  $250,000
P.O. Box 438 Road Town
Tortola
British Virgin Islands


Anthony Harris                                40,000                  $200,000
SAP Australia
Level 1 Northside Garden
168 Walker Street
North Sydney, N.S.W. 2060
Australia


NEC Corporation                              200,000                $1,000,000
7-1 Shiba 5-chome
Minato-ku Tokyo
108-01 Japan


Informix Software Inc.                       200,000                $1,000,000
4100 Bohannan Drive
Menlo Park, CA 94025


NEC Corporation                              200,000                $1,000,000
7-1 Shiba 5-chome
Minato-ku Tokyo
108-01 Japan


Informix Software Inc.                       200,000                $1,000,000
4100 Bohannan Drive
Menlo Park, CA 94025



                                                        Exhibits to Series C
                                                        Preferred Stock Purchase
                                                        Agreement

                                             Exhibits to Series C Preferred
                                             Stock Purchase Agreement


                                   SCHEDULE I


Purchaser                          Shares Purchased      Purchase Price
- ---------                          ----------------      --------------


Maritime Capital Partners, L.P.      200,000              $1,000,000
15302 25th Drive S.E.
Mill Creek, WA 98012


Alex. Brown Leasing                  100,000                $500,000
     Services Company
135 E. Baltimore Street
Baltimore, MD 21202


David A. Duffield Trust              200,000              $1,000,000
     dated 7/14/88
c/o PeopleSoft, Inc.
4440 Rosewood Drive
Pleasanton, CA 94588


Margaret L. Taylor                    40,000                $200,000
c/o PeopleSoft, Inc.
4440 Rosewood Drive
Pleasanton, CA 94588


John McKenna                          20,000                $100,000
525 North Old Middletown Road
Media, PA  19063


Juergen Sattler                       40,000                $200,000
306 Joseph's Way
Media, PA 19063


Randa Pehl                            20,000                $100,000
920 Drovers Lane
Chester Springs, PA 19425

Ulrich Schell                         20,000                $100,000
Bruchhauser Strasse 39
68723 Schwetzingen
Germany


Stephen R. Levy                       50,000                $250,000
300 Boylston Street  #1204
Boston, MA 02116


Les Hayman                            20,000                $100,000
SAP Australia
Level 1 Northside Garden
168 Walker Street
North Sydney, N.S.W. 2060
Australia


Onelux, Inc.                          50,000                $250,000
P.O. Box 438 Road Town
Tortola
British Virgin Islands


Anthony Harris                        40,000                $200,000
SAP Australia
Level 1 Northside Garden
168 Walker Street
North Sydney, N.S.W. 2060
Australia


NEC Corporation                      200,000              $1,000,000
7-1 Shiba 5-chome
Minato-ku Tokyo
108-01 Japan


Informix Software Inc.               200,000              $1,000,000
4100 Bohannan Drive
Menlo Park, CA 94025

                                  SCHEDULE II


Exceptions to the representations and warranties of the Company set forth in
Article II.

     Section 2.06:  Since December 31, 1995, the following events have occurred:
     ------------

            a. The Company has entered into the following credit facilities with State Street Bank and Trust Company, and has granted State Street Bank and Trust Company a security interest in substantially all of the Company's assets as security therefor:

                         $2,500,000 revolving line of credit,
                         $500,000 equipment line of credit,
                         $2,000,000 term loan due September 30, 1996.

            b. Klaus Besier has been appointed chief executive officer of the Company, at a base salary of $300,000 per annum. The Company expects to enter into a performance bonus plan with Mr. Besier under which Mr. Besier's bonus targets would be $400,000 for 1996, $1,000,000 for 1997 and $2,500,000 for
                    1998.

            c. The Company and Hewlett-Packard Company entered into a Series B Preferred Stock Purchase Agreement on February 27, 1996, pursuant to which the Company agreed to sell to Hewlett-Packard Company 180,506 shares of Series B Convertible Preferred Stock.

            d. The Company entered into a Marketing Agreement with Hewlett-Packard Company on February 27, 1996.

            e. On March __, 1996, the Company entered into a 5-year lease of premises at One Arsenal Marketplace, Watertown, Massachusetts to be used as the Company's principal offices.

     Section 2.09:  State Street Bank and Trust Company holds a security
     ------------
interest in substantially all assets of the Company to secure the credit facilities identified above.

     Section 2.12:  InterGroup Technologies, Inc. has communicated with the
     ------------
Company regarding alleged use of InterGroup's VisualWare software product by the Company in violation of the Software License Agreement between InterGroup and the Company. The Company believes that there is no basis for InterGroup's allegations and has been engaged in friendly discussions with InterGroup in an effort to resolve this issue.

     Section 2.19:
     ------------

            a. The Company is an authorized distributor and reseller of OEC software.

          b. The Company has purchased technology (Toolkit source code) from OEC for $2.2 million dollars, with payment due on March 15, 1996. The Company intends to pay this amount from the proceeds of this offering.

          c.   The Company sold technology (SAP Make tools) to OEC for $500,000.

          d.   Klaus Besier and James Nondorf are employees of the Company.

          e. The Company has a strategic partnership relationship with I-Cube, pursuant to which the Company and I-Cube make joint proposals and the Company subcontracts services to I-Cube. The Company and I-Cube are not parties to a formal agreement.

          f. The Company has a strategic partnership relationship with Cambridge Technology Group, pursuant to which CTG promotes the products and services of the Company through CTG's executive education programs. The Company and CTG are not parties to a formal agreement.

          g. Cambridge Technology Group, Professor John Donovan and John J. Donovan, Jr. have guaranteed the Company's obligations to State Street Bank and Trust Company.

          h. The Company has licensed software (Logical Data Integrator) from Mentor Communications Ltd., of which Len Hafetz (a shareholder of the Company) is president.

          i. The Company is a party to a Marketing Agreement with Hewlett-Packard Company.

                                  SCHEDULE III


I.  16,204,545 Common Shares are issued and outstanding:

     Sundar Subramaniam                  4,998,000  Common Shares
     Len Hafetz                            400,000  Common Shares*
     James Nondorf                         100,000  Common Shares*
     Legacy Investment Partnership       2,000,000  Common Shares
     J&S Limited Partnership             2,000,000  Common Shares**
     Enamullah Khan                          2,000  Common Shares
     Isao Okawa                            200,000  Common Shares
     CSK Corporation                       200,000  Common Shares
     Klaus Besier                        1,440,000  Common Shares
     Harrington Trust Limited            4,864,545  Common Shares**
      as Trustee of The Appleby Trust
- -------------

* These shares will be retired and cancelled upon issuance of the Series C Convertible Preferred Shares
** 360,000 of the shares held by each of J&S Limited Partnership and Harrington Trust will be retired and cancelled upon issuance of the Series C Convertible Preferred Shares.


II. There are no Series A Preferred Shares authorized, issued or outstanding (all previously outstanding Series A Preferred Shares were surrendered in 1995 for conversion into Common Shares).


III. 1,332,127 Series B Convertible Preferred Shares are issued and outstanding:

     Hancock Venture Partners       685,921  Preferred Shares
          IV-Direct Fund L.P.
     Falcon Ventures II, L.P.        36,101  Preferred Shares
     Pantio Holding Ltd.            180,506  Preferred Shares
     Hewlett-Packard Company        180,506  Preferred Shares
     Lorenzo Cue                     36,101  Preferred Shares
     John C. Howe                     5,415  Preferred Shares
     Juilliard Investments, Inc.     27,076  Preferred Shares
     Jan Baan                        60,169  Preferred Shares
     J.G. Paul Baan                  60,169  Preferred Shares
     Tom C. Tinsley                  60,169  Preferred Shares

                                  SCHEDULE IV

The Company is a party to the following Material Contracts:

1. The Company has an understanding with Klaus Besier, who was recently appointed chief executive officer of the Company, pursuant to which it has committed to develop, within three months, a performance bonus compensation arrangement with Mr. Besier under which Mr. Besier will, upon achievement of certain goals (to be mutually agreed upon by the Company and Mr. Besier), be entitled to bonus compensation. Mr. Besier's bonus targets are $400,000 for 1996, $1,000,000 for 1997 and $2,500,000 for 1998.

2. The Company grants incentive stock options and non-qualified options to its employees and consultants under the Company's 1995 Stock Plan.

3. The Company has entered into a series of related credit facilities with State Street Bank and Trust Company providing for aggregate borrowings of up to $5,000,000. The Company has granted State Street Bank and Trust Company a security interest in substantially all of the Company's assets to secure its obligations under such credit facilities.

4. The Company has agreed to issue securities of the Company to certain persons and entities identified on Schedule III hereto.

5. The Company has granted Hewlett-Packard Company a right of first offer with respect to any proposed sale by the Company of its equity securities to any company engaged in the manufacture of computer hardware.

6. The Company leases its offices at One Arsenal Marketplace, Watertown, Massachusetts under a 5-year lease expiring in 2001. The Company expects to lease office furniture from a commercial office supply company.

7. The Company has acquired intellectual property rights from the following sources:
          (a)  InterGroup Technologies, Inc. (VisualWare)
          (b)  Mentor Communications Ltd. (Logical Data Integrator)
          (c)  Mystic River Software Inc. (Softbridge Basic Language)
          (d)  Open Environment Corporation (Toolkit)
          (e)  VZ Corp. (object-oriented development platform)

      The Company has transferred intellectual property to the following entities:
          (a)  Open Environment Corporation (SAP customization software)
          (b)  Cambridge Executive Programme Ltd. (VZ development platform)

8. The Company has agreed to extend to SSB Investments, Inc. piggyback registration rights with respect to the shares of the Company's Common Stock issuable upon exercise of the warrant the Company has agreed to issue to SSB Investments, Inc.

9. The Company is a party to the following additional agreements involving more than $250,000 or continuing over a period of more than two years:
          (a)  The Weber Group public relations project
          (b)  Siemans Nixdorf master partnership
          (c)  Shell Oil business management project
          (d)  Marketing Agreement with Hewlett-Packard

10. The Company is a party to the following agreements in connection with the issuance and sale of Series B Convertible Preferred Stock:
          (a) Preferred Stock Purchase Agreements
          (b) Registration Rights Agreement

11. The holders of the Company's Series B Convertible Preferred Stock and certain holders of the Company's Common Stock are parties to a Voting Agreement (pursuant to which one person designated by holders of the Series B Convertible Preferred Stock is elected a director of the Company) and a Co-Sale Rights Agreement (pursuant to which the holders of the Series B Convertible Preferred Stock have certain rights with respect to proposed sales secondary sales of Common Stock buy the holders thereof who are parties to the agreement).

                                                                       Exhibit A

Description of Series C Convertible Preferred Stock
- ---------------------------------------------------

     Section 1. Liquidation Rights.
                ------------------

         (a)  Treatment at Liquidation, Dissolution or Winding Up.
              ---------------------------------------------------

              (i) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment in full of all amounts payable to the holders of the corporation's Series B Convertible Preferred Stock in accordance with Section 1(a)(i) of the terms of the Series B Convertible Preferred Stock set forth in Article IV of the Restated Certificate of Incorporation of the corporation, and before any payment is made to the holders of any other class or series of the corporation's capital stock designated to be junior to the Series C Convertible Preferred Stock, including the corporation's Common Stock, the holders of Series C Convertible Preferred Stock shall be entitled to be paid from the assets of the corporation available for distribution to holders of the Series C Convertible Preferred Stock and the holders of the Common Stock pursuant to Section 1(a)(ii) of the terms of the Series B Convertible Preferred Stock, pari passu with the payments required to be made to the holders of the Series B Convertible Preferred Stock in accordance with said Section 1(a)(ii), but allocating all payments otherwise required by the terms of said Section 1(a)(ii) to be made to the holders of the Common Stock to the holders of the Series C Preferred Stock, an amount equal to $5.00 per share of Series C Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series C Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of Series C Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

              (ii) Following payment in full to the holders of Series C Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the corporation shall be distributed among the holders of the Common Stock and the holders of the Series C Convertible Preferred Stock on a share for share basis, with each holder of a share of Series C Convertible Preferred Stock receiving the amount that would have been payable to the holder of such share had all shares of Series C Convertible Preferred Stock been converted to Common Stock pursuant to Section 2(a) hereof immediately following payment in full to the holders of Series C Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof.

              (iii) If the assets of the corporation shall be insufficient to permit the payment in full to the holders of Series C Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the corporation available for such distribution shall be distributed ratably among the holders of Series C Convertible Preferred Stock.

              (iv) In no event shall any payment be made with respect to any liquidation, dissolution or winding up to the holders of the Series C Convertible Preferred Stock or the holders of any other class or series of the corporation's capital stock designated to be junior to the Series C Convertible Preferred Stock, including the corporation's Common Stock, if and to the extent that, as a result of such payment, the amount available for distribution to the holders of the Series B Convertible Preferred Stock would be reduced to an amount less than the amount that would have been payable to the holders of the Series B Convertible Preferred Stock pursuant to Section 1 of the terms of the Series B Convertible Preferred Stock had all shares of the Series C Convertible Preferred Stock been converted into shares of Common Stock in accordance with
Section 2 hereof immediately prior to such liquidation, dissolution or winding up.

         (b)  Treatment of Reorganizations, Consolidations, Mergers and Sales of
              ------------------------------------------------------------------
Assets. A consolidation or merger of the corporation, or a sale of all or
- ------
substantially all of the assets of the corporation (other than a merger, consolidation or sale of all or substantially all of the assets of the corporation in a transaction in which the shareholders of the corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction) shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 1.

         (c)  Distributions Other than Cash. Whenever the distribution provided
              -----------------------------
for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

    Section 2. Conversion. The holders of Series C Convertible Preferred Stock
               ----------
shall have conversion rights as follows (the "Conversion Rights"):

         (a)  Right to Convert; Conversion Price. Each share of Series C
              ----------------------------------
Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series C Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series C Convertible Preferred Stock (the "Conversion Price") shall initially be $5.00. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series C Convertible Preferred Stock is convertible, as hereinafter provided.

         (b)  Mechanics of Conversion. Before any holder of Series C Convertible
              -----------------------
Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series C Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (c)  Automatic Conversion.
              --------------------

              (i) Each share of Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price (subject to adjustment as provided in Section 2(c)(iii)) upon;

              (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public at an initial public offering price per share of not less than $8.25 (adjusted proportionately to give effect to any stock dividend, stock distribution or subdivision or any combination or consolidation of Common Stock) and with gross proceeds of not less than $15,000,000 (a "Qualified IPO") or

              (B) the written election of the holders of not less than a majority of the then outstanding shares of Series C Convertible Preferred Stock to require such mandatory conversion.

              (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series C Convertible Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the corporation or the transfer agent for the Series C Convertible Preferred Stock; provided, however, that the corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series C Convertible Preferred Stock being converted are either delivered to the corporation or the transfer agent of the Series C Convertible Preferred Stock, or the holder notifies the corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series C Convertible Preferred Stock, each holder of Series C Convertible Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series C Convertible Preferred Stock at the office of the corporation or of the transfer agent for the Series C Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series C Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (d)  Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

              (i)  Special Definitions.  For purposes of this Section 2(d), the
                   -------------------
following definitions shall apply:

                   (A)  "Option" shall mean rights, options or warrants to
                        --------
     subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (B)  "Original Issue Date" shall mean the date on which a
                        ---------------------
     share of Series C Convertible Preferred Stock was first issued.

                   (C)  "Convertible Securities" shall mean any evidences of
                        ------------------------
     indebtedness, shares (other than Common Stock and Series C Convertible Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (D)  "Additional Shares of Common Stock" shall mean all
                        -----------------------------------
     shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):

                        (I) shares of Common Stock issued or issuable upon conversion of shares of Series C Convertible Preferred Stock; or

                        (II) shares of Common Stock issued or issuable upon exercise or conversion of Options or Convertible Securities outstanding on the Original Issue Date; or

                        (III) shares of Common Stock issued or issuable to
              officers, employees or directors of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; provided, however, that shares of Common Stock issued or deemed issued to a director of the corporation pursuant to options or other purchase rights granted after the Original Issue Date shall be Excluded Shares only if granted at the time of, or in connection with, such director's initial election to the Board of Directors; or

                        (IV) shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the corporation (including, without limitation, in connection with equipment leasing arrangements); or

                        (V) shares of Common Stock or Convertible Securities issued with the unanimous consent of the Board of Directors of the corporation.

              (ii)  No Adjustment of Conversion Price. No adjustment in the
                    ---------------------------------
number of shares of Common Stock into which a share of Series C Convertible Preferred Stock is convertible shall be made, by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise; (i) unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or, (ii) if prior to such issuance, the corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

              (iii) Issue of Securities Deemed Issue of Additional Shares of
                    --------------------------------------------------------
Common Stock.
- ------------

                    (A)  Options and Convertible Securities.  In the event the
                         ----------------------------------
     corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (I) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (III) upon the expiration of any such options or any
              rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                        (a) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                        (b) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                        (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
              (III) above; and

                        (VI) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.

                   (B)  Stock Dividends, Stock Distributions and Subdivisions.
                        -----------------------------------------------------
     In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                        (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

              If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the time of actual payment of such dividend.

              (iv) Adjustment of Conversion Price Upon Issuance of Additional
                   ----------------------------------------------------------
Shares of Common Stock.
- ----------------------

                   (A) In the event the corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

                   (B) For the purposes of Section 2(d)(iv)(A) hereof, (i) all shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding; and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

              (C) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

         (v)  Determination of Consideration. For purposes of this Section 2(d),
              ------------------------------
the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (A)  Cash and Property. Such consideration shall:
                   -----------------

                   (I) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                   (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                   (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and
         (II) above, as determined in good faith by the Board of Directors.

              (B) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi)  Adjustment for Dividends, Distributions, Subdivisions,
                        ------------------------------------------------------
Combinations or Consolidations of Common Stock
- ----------------------------------------------

                  (A)  Stock Dividends, Distributions or Subdivisions. In the
                       ----------------------------------------------
event the corporation shall issue Additional Shares of Common Stock pursuant to
Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                  (B)  Combinations or Consolidations. In the event the
                       ------------------------------
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

             (e)  No Impairment. The corporation shall not, by amendment of its
                  -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series C Convertible Preferred Stock against impairment.

             (f)  Certificate as to Adjustments. Upon the occurrence of each
                  -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series C Convertible Preferred Stock.

             (g)  Notices of Record Date. In the event of any taking by the
                  ----------------------
corporation of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series C Convertible Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

             (h)  Common Stock Reserved. The corporation shall reserve and keep
                  ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all convertible Series C Convertible Preferred Stock.

             (i)  Certain Taxes. The corporation shall pay any issue or
                  -------------
transfer taxes payable in connection with the conversion of any shares of Series C Convertible Preferred Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series C Convertible Preferred Stock.

             (j)  Closing of Books. The corporation shall at no time close its
                  ----------------
transfer books against the transfer of any Series C Convertible Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Convertible Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series C Convertible Preferred Stock.

     Section 3. Voting Rights.
                -------------

             Except as otherwise provided herein or required by law or by the provisions establishing any other series of Preferred Stock, the holders of Common Stock and the holders of Series C Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and shall vote, together with the holders of Common Stock and the holders of any other series of Preferred Stock, as one class upon any matter submitted to the stockholders for a vote. Holders of Series C Convertible Preferred Stock shall have that number of votes per share of Series C Convertible Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series C Convertible Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

     Section 4. Covenants
                ---------

             (a) So long as at least twenty-five percent (25%) of the number of shares of Series C Convertible Preferred Stock outstanding on the Original Issue Date shall be outstanding, the corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series C Convertible Preferred Stock required by Section 4(b) hereof and having obtained the affirmative vote or written consent of the holders of a majority of such outstanding shares of Series C Convertible Preferred Stock, amend, alter or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or by-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Convertible Preferred Stock.

             (b) Notwithstanding any other provision of this Certificate of Incorporation or the corporation's by-laws to the contrary, notice of any action specified in Section 4(a) hereof shall be given by the corporation to each holder of shares of Series C Convertible Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the corporation, at least thirty (30) days before the date on which the books of the corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least thirty (30) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series C Convertible Preferred Stock may waive any notice required by this Section 4(b) by a written document indicating such waiver.

     Section 5. No Reissuance of Series C Convertible Preferred Stock. No share
                -----------------------------------------------------
or shares of Series C Convertible Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

     Section 6. Residual Rights. All rights accruing to the outstanding shares
                ---------------
of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


PABOS:WEK:246344_1

IV. 1,837,750 Common Shares are reserved for issuance upon exercise of outstanding option grants to employees and consultants under the 1995 Stock Plan at an average exercise price of $2.15 per share; these options are subject to vesting (and the majority remain unvested).

V. Commitments to issue options for an aggregate of 100,000 Common Shares have been made to persons who have accepted employment offers.

VI. An employment offer has been extended to a candidate for the position of Vice President of Marketing; this candidate has been offered options for a total of 350,000 Common Shares

VII. An employment offer has been extended to a candidate for the position of Vice President of Sales; this candidate has been offered options for a total of 500,000 Common Shares.

VIII. In connection with the establishment of a credit facility with State Street Bank and Trust Company, the Company has agreed to issue to SSB Investments, Inc., an affiliate of such bank, a warrant for the purchase of 35,000 Common Shares on or before February 15, 2003 at an exercise price of $5.54 per share, and to extend, with respect to such shares, piggy-back registration rights in connection with any Company registration of its securities (other than in its initial public offering).

IX. The Company intends to use the proceeds from the issuance and sale of the Series C Convertible Preferred Shares to repurchase and retire, at a repurchase price of $5.00 per share, shares of Common Stock as indicated in Item 1 above.

X. Pursuant to the terms of the Series B Convertible Preferred Stock, the Company is obligated, at the request of the holders of the Series B Convertible Preferred Stock made on or after December 31, 2002, to redeem (in three equal annual installments) the Series B Convertible Preferred Stock.

                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

    This confidentiality and non-competition agreement is made as of the ___ day of ________ 1996 by and between Business@Web, Inc., a Delaware corporation ("Company"), and _________________________ ("Employee").

    WHEREAS, the Company has developed, and the Company and/or Employee may continue to develop during the period Employee is retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

    WHEREAS, the Company from time to time has received, and may continue to receive during the period Employee is as retained by the Company, the Proprietary Information of others, and the Company wishes, and is (in certain circumstances) contractually obligated, to maintain the confidentiality of such Proprietary Information; and

    WHEREAS, the Company has developed, and will continue to develop during the period Employee is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED:

    1.   Definitions. As used in this Agreement, the following terms shall have
         -----------
the following meanings:

         (a)  Agreement means this confidentiality and non-competition
              ---------
agreement, including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.

         (b)  Employment means the current or anticipated or subsequent
              ----------
retention of Employee by the Company as a full-time employee, a part-time employee, a consultant or otherwise, or any other period during which Employee receives compensation from the company in any capacity.

         (c) Intellectual Property means any Invention, writing, trade name,
             ---------------------
trademark, service mark or any other material registered or otherwise protected or protectible under state, federal, or foreign patent, trademark, copyright, or similar laws.

         (d) Inventions includes ideas, discoveries, inventions, developments
             ----------
and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

         (e) Proprietary Information includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that the Company treats, or is obligated to treat, as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the

Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

     The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by Employee prior to its disclosure by the Company; (ii) is publicly known through publication or otherwise through no wrongful act of Employee; (iii) is received from a third party who rightfully discloses it to Employee without restriction on its subsequent disclosure; or
(iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction.

     2.  Employee Acknowledgments. The Company has developed and will develop
         ------------------------
its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of employment to the Company, Employee may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to the conduct of the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

     3.  Confidentiality. Employee shall at all times, both during and after
         ---------------
any termination of Employee's employment by the Company by either the Company or Employee, maintain in confidence and not utilize the Proprietary Information or the Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company pursuant to his or her employment. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Employee or for any other person or business entity. Employee will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon, without the Company's written approval. Employee agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of employment by the Company, to return to the Company any and all documentary, machine-readable or other elements of evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Employee's possession or under Employee's control.

     4.  Rights to Inventions and Intellectual Property. In connection with
         ----------------------------------------------
Employee's employment by the Company, or by use of the resources of the Company, whether or not Employee is then retained by the Company, Employee may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Employee shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property. Employee agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may sue or pursue them without restriction or additional compensation. Employee: (i) hereby assigns, sets over and transfers to the Company all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Employee and his agents shall, during and after the period Employee is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual property in which Employee participated prior to termination of Employee's employment by the Company. Employee hereby designates the Company as its agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Employee to the Company.

     5.  Non-Solicitation. Employee shall not during the term of his or her
         ----------------
employment or at any time during the five (5) years following termination of the term of his or her employment solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during Employee's period or employment or during such five (5) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

     6.  Prohibited Competition. Employee recognizes and acknowledges the
         ----------------------
competitive and proprietary nature of the Company's business operations.

     Employee acknowledges and agrees that a business will be deemed competitive with the Company if it engages in a line of business in which it performs any of the services, researches, develops or manufactures or sells any products provided or offered by the Company or under development by the Company, or any similar products or products fulfilling the same function, whether or not similar (the Company's "Field of Interest") (such business to be referred to as a "competitive business").

     Employee further acknowledges and agrees that during the course of performing services for the Company, the Company will furnish, disclose or make available to Employee confidential and proprietary information related to the Company's business and that the Company may provide Employee with unique and specialized training. Employee also acknowledges that such confidential information and the training to be provided by the Company have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by Employee to compete with the Company.

     Accordingly, Employee hereby agrees in consideration of the Company's agreement to hire Employee and Employee's compensation for services rendered to the Company and in view of the confidential position to be held by Employee, the unique and specialized training which the Company may provide Employee and the confidential nature and proprietary value of the information which the Company may share with Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     During the period during which Employee performs services for or at the request of the Company (the "Term") and for a period of eighteen months following the expiration or termination of the Term (the "Restricted Term"), whether such termination is voluntary or involuntary, Employee shall not, without the prior written consent of the Company:

             (i) For Employee or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business whose primary line of business is in the Field of Interest, or in any other business in which Employee has any direct operating or scientific responsibility in the Field of Interest anywhere in the world (the "Restricted Territory"), except that nothing contained herein shall preclude Employee from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that Employee's holdings do not exceed one percent (1%) of the issued and outstanding capital stock of such business.

             (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing in the Field of Interest with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in the Field of Interest, any joint venture or collaborative research partners, customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company as developed or made a presentation for the use of exploitation of products or processes in the Field of Interest (or similar offering of services), located within the Restricted Territory.

     Employee further recognizes and acknowledges that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent Employee's principal salable asset both to the company and to Employee's other prospective employers, and (ii) the specified but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to Employee in light of the Company's need to perform its research and to develop and market its services and to develop and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Employee is qualified to earn his or her livelihood.

     If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

     7.  Continued Obligations. Employee's obligations under this Agreement
         ---------------------
shall not be affected: (i) by any termination of Employee's employment, including termination upon the Company's initiative; nor (ii) by any change in Employee's position, title or function with the Company; nor (iii) by any interruption in employment during which Employee leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain Employee's services for any stated period of time.

     8.   No Conflicting Agreements. Employee represents and warrants that
          -------------------------
execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangements, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Employee may be a party or by which Employee may be bound.

     9.   Remedies. In the event of any breach by Employee of any of the
          --------
provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Employee of all costs incurred by the Company in enforcement against Employee of the provisions of this Agreement, including reasonable attorneys' fees.

     10.  General Provisions.
          ------------------

          (a)  No Waiver. Waiver of any provision of this Agreement, in whole or
               ---------
in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other than-existing or subsequent breach.

          (b)  Notice. For purposes of this Agreement, notices and all other
               ------
communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed, if to the Company, to its chief executive officer at the Company's principal office, and if to the Employee, at his residence address as shown on the Company's employment records, or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

          (c)  Severability.  If any provision of this Agreement shall be found
               ------------
to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

          (d)  Miscellaneous. This Agreement: (i) may be executed in any number
               -------------
of counterparts, each of which, when executed by both parties to the Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the Commonwealth of Massachusetts, without application of principles of conflicts of laws; (iii) shall constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company; and (vii) be enforced only in courts located within the Commonwealth of Massachusetts and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

      Executed under seal as of the date first above written.

                                         BUSINESS@WEB, INC.


                                         By:
                                            --------------------------------



                                            --------------------------------
                                            Employee

                                                          Exhibit C



DRAFT

                                                            April ___, 1996


To the Purchasers listed on Schedule I
 to the Purchase Agreement
 hereinafter described

Ladies and Gentlemen:

          We have acted as counsel for Business@Web, Inc., a Delaware corporation (the "Company") in connection with the issuance and sale of 1,220,000 shares of the Company's Series C Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares"), to the purchasers (the "Purchasers") identified on Schedule I to the Series C Convertible Preferred Stock Purchase Agreement dated April __, 1996 (the "Purchase Agreement") among the Company and Purchasers pursuant to the terms contained in the Purchase Agreement. Terms used in this opinion, unless otherwise defined, shall have the meanings assigned thereto in the Purchase Agreement. This opinion is furnished to you pursuant to Section 4.01 of the Purchase Agreement.

          For purposes of the opinions expressed below, we have examined original, faxed or photocopies of executed counterparts of:

                a.  the Purchase Agreement; and
                b.  the Registration Rights Agreement.

          The Purchase Agreement and the Registration Rights Agreement are together referred to herein as the "Transaction Documents".

          In addition, we have examined the originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records and such matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company and the Purchasers in the Transaction Documents, upon certificates of public officials and upon facts certified to us by officers of the Company. With respect to the opinions expressed in

To The Purchasers
April    , 1996
     ----
Page 2


paragraph number 7 below, we draw your attention to the fact that we have not made any investigation of the records of any court or other governmental agency or body.

          Statements herein as to the truth of certain matters "to our knowledge", "known to us", or as to which we have "knowledge" refer to the knowledge consciously held by the individual lawyers in our firm who participated in the negotiation and drafting of the Transaction Documents without independent investigation.

          For purposes of the opinions expressed herein, we have assumed that at all relevant times the Purchasers had all requisite power and authority and had taken all necessary action to enter into and perform all of its obligations under the Transaction Documents and that each such Transaction Document was and will continue to be the valid, binding and enforceable obligation of each of the Purchasers. You have not asked us to express, and we do not express, any opinion concerning the application of any federal, state or local statute, law, rule or regulation to the authority of any of the Purchasers to enter into and to carry out its obligations, and to exercise its rights, under the Transaction Documents.

          This opinion is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (the "DGCL"), and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

          Based upon and subject to the foregoing and subject also to the general qualifications stated following paragraph number 8 below, we hereby advise you that, in our opinion, as of the date hereof:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

          2. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform the Transaction Documents to which it is a party, and to issue, sell and deliver the Preferred Shares and, upon conversion of the Preferred Shares in accordance with their terms, the Conversion Shares.

          3. The execution and delivery by the Company of the Purchase Agreement and the Registration Rights Agreement, the performance by the Company of its obligations thereunder, and the issuance of the Preferred Shares and, upon conversion of the Preferred Shares in accordance with their terms, the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of any law applicable to the

To The Purchasers
April    , 1996
     ----
Page 3


Company, any order of any court or other agency of government applicable to the Company of which we have knowledge, the Restated Certificate of Incorporation of the Company, as amended, or the By-laws of the Company, as amended, or violate or conflict with, result in or constitute (with due notice or lapse of time or both) a default under or result in the creation or imposition of any material lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company pursuant to any indenture, agreement, or other instrument of which we have knowledge and to which the Company or any of its properties or assets is bound.

          4. The Preferred Shares and the Conversion Shares have been duly authorized and, when issued in accordance with the Purchase Agreement (in the case of the Preferred Shares) or upon conversion of the Preferred Shares in accordance with their terms (in the case of the Conversion Shares), will be validly issued, fully paid and nonassessable shares, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances created by or through the Company. The issuance, sale and delivery of the Preferred Shares and the Conversion Shares will not subject to any preemptive right of stockholders of the Company arising pursuant to the DGCL, the Restated Certificate of Incorporation or the Bylaws of the Company or, to our knowledge, otherwise existing or, to our knowledge, to any right of first refusal or other right in favor of any person.

          5. The Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

          6. The authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock (1,332,127 of which have been designated Series B Convertible Preferred Stock, 1,220,000 of which have been designated Series C Convertible Preferred Stock, and 447,8733 of which remain undesignated). Immediately prior to the Closing, 16,204,545 shares of Common Stock and 1,332,127 shares of Series B Convertible Preferred Stock were validly issued and outstanding, and no other shares of Common Stock or Preferred Stock were outstanding.

          7. To our knowledge, there is no (i) action, suit, claim, proceeding or investigation pending against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending against the Company. To our knowledge, the Company is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other

To The Purchasers
April    , 1996
     ----
Page 4


governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

          8. Assuming the accuracy of the representations and warranties of the Purchasers made in Article III of the Purchase Agreement, the offering, issuance and sale of the Preferred Shares and the Conversion Shares is exempt from the registration provisions of the Securities Act of 1933, as amended.

          Our opinions set forth above are subject to the following general qualifications:

              a. The validity and enforceability of any obligation and the exercise of rights and remedies may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors or the obligations of debts, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief.

              b. The enforcement of any rights or remedies is or may be subject to an implied duty on the part of the party seeking to enforce such rights to take action and made determinations on a reasonable basis and in good faith.

              c. The enforceability of the Transaction Documents may be limited by general principals of contract law which include (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, and (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange.

              d.  The indemnification and contribution provisions set forth in
          Section 6 of the Registration Rights Agreement may not be enforceable to the extent that they should be found contrary to public policy .

              e. We express no opinion with respect to the choice of law provisions contained in the Transaction Documents .

          This opinion is furnished to you solely for your benefit in connection with the consummation of the Closing under the Purchase Agreement and may not be relied upon by any other person or entity or for any other purpose without our express, prior written consent.

To the Purchasers
April    , 1996
     ----
Page 5


All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.



                                          Very truly yours,



                                          Peabody & Arnold

                         REGISTRATION RIGHTS AGREEMENT


                                          As of March 29, 1996




To the Investors named on Schedule I hereto

Ladies and Gentlemen:

     In connection with the agreement by the Investors named on Schedule I hereto (the "Investors") on the date hereof to purchase shares of Series C Convertible Preferred Stock, $1.00 par value (the "Series C Preferred Stock") of the Company, pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated as of March 29, 1996 (the "Purchase Agreement") among the Company and such Investors and as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreement, the Company covenants and agrees with the Investors as follows:

     1.   Certain Definitions As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
     other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, $.001 par value, of the
           ------------
     Company, as constituted as of the date of this Agreement.

          "Conversion Shares" shall mean shares of Common Stock issued upon
           -----------------
     conversion of shares of Preferred Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended, or any similar federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Preferred Stock" shall mean all shares of the Company's Series C
           ---------------
     Preferred Stock, as constituted on the date of this Agreement.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
     Section 5.

          "Restricted Stock" shall mean the Conversion Shares, but excluding
           ------------------
     shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or
     (b) publicly sold pursuant to Rule 144 under the Securities Act, provided,
                                                                      --------
     however, that the term "Restricted Stock" shall be
     -------
     deemed to include the number of shares of Restricted Stock that would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time.


          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
     any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 5.
           ----------------

     2.   Restrictive Legend. Each certificate representing Preferred Shares or
          ------------------
Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS. UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.


      3.  Incidental Registration. If the Company at any time proposes to
          -----------------------
register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention to do and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Restricted Stock would adversely affect the marketing of the securities to be sold by the Company therein, provided however, that such number of shares
                                   -------- -------
of Restricted Stock (if reduced) shall not be reduced to a number which is less than 15% of the total number of shares are to be included in such underwriting for the account of persons other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock.

    4.    Registration Procedures. If and whenever the Company is required by
          -----------------------
the provisions of Section 3 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided however, that the Company shall not for any such purpose be required to
- -------- -------
qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

     (h) make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

  For purposed of Section 4(a) and 4(b), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Restricted Stock on the basis provided in any, underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

     In connection with each registration pursuant to Section 3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing, underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     5.    Expenses.  All expenses incurred by the Company in complying with
           --------
Section 3, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc. transfer taxes, fees of transfer agents and registrars, and fees and disbursements of one counsel for the fees of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Restricted Stock (who shall also serve as counsel for, and be acceptable to, any other selling stockholders for whom the Company is obligated to bear Registration Expenses), but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement under Section 3. All Selling Expenses in connection with each registration statement under Section 3 shall be borne by the participating seller in proportion to the number of shares sold by each, or by such participating seller other than the Company (except to the extent the Company shall be a seller) as they may agree.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 3, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to
Section 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of each such seller, each such underwriter and each such controlling person incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action, provided, however that the Company will not be liable in any such case if and to
- --------  -------
the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus, and provided further, however, that the Company will not be liable
                -------- -------  -------
to any such seller, any such underwriter or any such controlling person in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus delivered by such seller, underwriter or controlling person in connection with the sale of the Restricted Stock if (1) the final prospectus or prospectus supplement corrected such untrue statement or omission and (2) the Company advised such seller, underwriter or controlling person that such correction had been made and (3) such seller, underwriter or controlling person failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Restricted Stock.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 3, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 3, any preliminary prospectus of final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however,
                                                             --------  -------
that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall
- --------  -------  -------
be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability that it may have to such indemnified party under this
Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however,
                                                          --------  -------
that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined (by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided however, that, in any such case, (A) no such holder
                   -------- -------
will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     7.   Changes in Common Stock or Preferred Stock.  If, and as often as,
          ------------------------------------------
there is any change in Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     8.   Rule 144 Reporting and Rule 144A Information.  With a view to making
          --------------------------------------------
available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Stock without registration, the Company will:

          (a) at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration; and

          (b) at any time, at the request of any holder of Preferred Shares of shares of Restricted Stock, make available to such holder and to any prospective transferee of such Preferred Shares or shares of Restricted Stock the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

     9.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to Investor as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     10.  Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein
                  --------  -------
on Investor shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if there is transferred to such transferee at least 50,000 shares of Restricted Stock (the transferee in any such case being referred to as an "Investor Transferee").

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

               (i)    if to the Company, at

                      Business@Web, Inc.
                      One Arsenal Marketplace
                      Watertown, Massachusetts 02172
                      Attn: Chief Financial Officer

                      with a copy to

                      William E. Kelly, Esq.
                      Peabody & Arnold
                      50 Rowes Wharf
                      Boston, Massachusetts 02110

               (ii) if to any Investor, at such Investor's address as set forth on Schedule I hereto


               (iii) if to any of Investor's Transferees, at such address as may have been furnished to the Company in writing by it;


or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this Section 10(b).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of a majority of the outstanding shares of Restricted Stock.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

          (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period following the effective date of the registration statement relating to such offering to be reasonably determined by the underwriters.

          (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (h) This Agreement and the rights granted herein shall terminate on the date all of the Restricted Stock may be sold pursuant to Rule 144 under the Securities Act without regard to the volume limitations contained in Rule 144(e), except that the indemnification provisions set forth in Section 6 shall survive indefinitely.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.


                                              Very truly yours,

                                              BUSINESS@WEB, INC.



                                              By:________________________